Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL ANNOUNCES REVERSE STOCK SPLIT

West Palm Beach, FL – (August 3, 2020) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today announced that its Board of Directors approved a reverse stock split of authorized and outstanding shares of the Company’s common stock at a ratio of one-for-15.

As previously disclosed, on July 15, 2020, the Board approved a reverse stock split of the Company’s common stock at a ratio of one-for-25. Based on subsequent developments, including a significant increase in the trading price of the Company’s common stock, on July 28, 2020, Ocwen’s Board and management determined to move forward with a reverse stock split at a ratio of one-for-15.

The reverse stock split is expected to be effective at 5:00 p.m. EST on August 13, 2020 (“the Effective Time”). The Company’s common stock is expected to begin trading on a split-adjusted basis on the New York Stock Exchange (“NYSE”) at market open on August 14, 2020 under the new CUSIP number: 675746 606. The trading symbol for the Company’s common stock will remain “OCN.”

At the Effective Time, every fifteen (15) shares of issued common stock will be combined and converted into one (1) issued share of common stock. No fractional shares will be issued as a result of the reverse stock split. Once effective, the reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 130.0 million to approximately 8.7 million and will reduce the number of authorized shares from 200.0 million to approximately 13.3 million.

Stockholders who would otherwise be entitled to a fractional share of common stock will be entitled to one (1) whole share in lieu of such fractional share. Holders of the Company’s common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse stock split. Stockholders of record will be receiving information from the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, regarding their common stock ownership post-split. The reverse stock split will not modify any rights or preferences of the Company’s common stock.

The Company believes a reverse stock split may facilitate investment in its stock by potentially broadening the range of eligible institutional investors, increasing analyst and broker-dealer interest, and decreasing stock price volatility. The Company also believes that increased interest in the Company and its common stock may lead to an increase in the dollar trading volume and liquidity of its common stock. Additionally, as previously described in the Company’s filings with the Securities and Exchange Commission, the Company was notified on April 8, 2020 by the NYSE that the average trading price per share of its common stock was below the NYSE’s continued listing standard rule relating to minimum average share price, and the Company must regain compliance with the NYSE’s share price standard by December 17, 2020. While Ocwen’s share price is currently above the minimum threshold price, by increasing the market price per share of the Company’s common stock, the reverse stock split may assist the Company in regaining and maintaining compliance with the NYSE’s minimum average share price requirement.

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The Company sought advisory approval of a reverse stock split at its 2020 Annual Meeting of Shareholders on May 27, 2020 and the reverse stock split was approved by over 97% of the votes cast on the proposal.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices in the United States and the U.S. Virgin Islands and operations in India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. We are in the midst of a period of capital markets volatility and experiencing significant changes within the mortgage lending and servicing ecosystem which have magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

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Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the impact of our planned reverse split on the price and trading market for our common stock; our ability to regain and maintain compliance with the continued listing standards of the NYSE; uncertainty relating to the impacts of the COVID-19 pandemic, including with respect to the response of the U.S. government, state governments, Fannie Mae, Freddie Mac, Ginnie Mae and regulators, as well as the potential for ongoing disruption in the financial markets and in commercial activity generally, increased unemployment, and other financial difficulties facing our borrowers; impacts on our operations resulting from employee illness, social distancing measures and our shift to greater utilization of remote work arrangements; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; the future of our long-term relationship and remaining servicing agreements with NRZ; our ability to execute an orderly and timely transfer of responsibilities in connection with the previously disclosed termination by NRZ of the PHH Mortgage Corporation (PMC) subservicing agreement, including our ability to respond to any concerns raised by regulators, lenders and other contractual counterparties in connection with such transfer; our ability to adjust our cost structure and operations as the loan transfer process is being completed in response to the previously disclosed termination by NRZ of the PMC subservicing agreement, including unanticipated costs and the timeline on which we can execute on these actions; our ability to devote sufficient management attention and financial resources to our growth and other strategic objectives as we operate in the midst of a period of significant capital markets volatility and change within the mortgage lending and servicing ecosystem; uncertainty related to our ability to execute on continuous cost re-engineering efforts and the other actions we believe are necessary for us to improve our financial performance; uncertainty related to our ability to grow our origination business and increase our origination volumes in a competitive market and uncertain interest rate environment; uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties, including lenders, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac, and together with Fannie Mae, the GSEs) and the Government National Mortgage Association (Ginnie Mae); our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so; limits on our ability to repurchase our own stock as a result of regulatory settlements and other conditions; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, Fannie Mae, Freddie Mac and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, Fannie Mae, Freddie Mac and Ginnie Mae and maintain our seller/servicer and other statuses with them; the impact on Ocwen of our implementation of the CECL methodology for financial instruments (ASU 2016-13 and ASU 2019-04); our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; as well as other risks and uncertainties detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2019 and its current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
June Campbell	Dico Akseraylian
T: (856) 917-3190	T: (856) 917-0066
E: shareholderrelations@ocwen.com	E: mediarelations@ocwen.com

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